As filed with the Securities and Exchange Commission on June 24, 2015

Registration No. 333-203741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REIS, INC.

(Exact name of registrant as specified in its charter)

Maryland	13-3926898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

530 Fifth Avenue

New York, NY 10036

(212) 921-1122

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark P. Cantaluppi

Chief Financial Officer

Reis, Inc.

530 Fifth Avenue

New York, NY 10036

Tel No.: (212) 921-1122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark P. Cantaluppi Chief Financial Officer Reis, Inc. 530 Fifth Avenue New York, NY 10036 Tel No.: (212) 921-1122	Andrew B. Barkan, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel. No.: (212) 859-8000 Fax No.: (212) 859-4000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely to (i) update the front cover page of the prospectus, the “Incorporation of Certain Information by Reference” section included in the prospectus and Item 16 of Part II of the Registration Statement and (ii) file Exhibit 23.2 herewith.

No other changes are being made to the Registration Statement by this filing.

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell any of these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 24, 2015

PROSPECTUS

$75,000,000

Common Stock

2,019,832 Shares of Common Stock Offered by the Selling Stockholders

We may offer and sell from time to time, in one or more offerings, shares of our common stock.

In addition, up to 2,019,832 shares of our common stock may be offered and sold, from time to time, by the selling stockholders described in this prospectus under the heading “Selling Stockholders.” We will pay all registration expenses (other than underwriting discounts and commissions and transfer taxes) and the reasonable fees and disbursements of one law firm or other counsel for the selling stockholders in connection with the registration of the selling stockholders’ common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

The common stock may be offered or sold by us or any selling stockholder at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of common stock.

This prospectus describes the general manner in which common stock may be offered and sold by either us or any selling stockholder. When either we or the selling stockholders sell common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our common stock is listed on The NASDAQ Stock Market under the symbol “REIS.” As of June 23, 2015, the closing price of our common stock was $22.60 per share.

Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors on page 4 of this prospectus and set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 5, 2015 (which document is incorporated by reference herein), as well as the risk factors, and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See “Incorporation of Certain Information by Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s “shelf” registration rules. Pursuant to this prospectus, we and/or the selling stockholders may, from time to time, sell shares of our common stock in one or more offerings.

When either we or the selling stockholders sell common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to the “Company,” “Reis,” “we,” “us” and “our” and similar terms refer to Reis, Inc. and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements appear in a number of places throughout this prospectus and the documents incorporated by reference herein, and may relate to our or management’s outlook or expectations for earnings, revenues, expenses, asset quality, or other future financial or business performance, strategies, prospects or expectations, or the impact of legal, regulatory or supervisory matters on our business, operations or performance. Specifically, forward-looking statements may include:

•	statements relating to future services and product development of the Reis Services segment;

•	statements relating to business prospects, potential acquisitions, sources and uses of cash, revenue, expenses, income (loss) from continuing or discontinued operations, cash flows, valuation of assets and liabilities and other business metrics of the Company and its businesses, including EBITDA, Adjusted EBITDA and Aggregate Revenue Under Contract; and

•	statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions relating to future periods.

Forward-looking statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made certain assumptions. Future performance cannot be assured. Actual results may differ materially from those contemplated by the forward-looking statements. Some factors that could cause actual results to differ include:

•	lower than expected revenues and other performance measures such as income from continuing operations, EBITDA and Adjusted EBITDA;

•	inability to retain and increase the Company’s subscriber base;

•	inability to execute properly on new products and services, or failure of subscribers to accept these products and services;

•	competition;

•	inability to attract and retain sales and senior management personnel;

•	inability to access adequate capital to fund operations and investments in our business;

•	difficulties in protecting the security, confidentiality, integrity and reliability of the Company’s data;

•	changes in accounting policies or practices;

•	legal and regulatory issues; and

•	the results of pending, threatening or future litigation;

•	the risk factors listed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 5, 2015.

You are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements that we make in this prospectus are as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

THE COMPANY

We provide commercial real estate market information and analytical tools to real estate professionals through our Reis Services subsidiary. Reis Services, including its predecessors, was founded in 1980. We maintain a proprietary database containing detailed information on commercial properties in metropolitan markets and neighborhoods throughout the U.S. The database contains information on apartment, office, retail, warehouse/distribution, flex/research & development, self storage and seniors housing properties, and is used by real estate investors, lenders and other professionals to make informed buying, selling and financing decisions. In addition, our data is used by debt and equity investors to assess, quantify and manage the risks of default and loss associated with individual mortgages, properties, portfolios and real estate backed securities. We currently provide our information services to many of the nation’s leading lending institutions, equity investors, brokers and appraisers.

Our product portfolio features: Reis SE, our flagship delivery platform aimed at larger and mid-sized enterprises; ReisReports, aimed at prosumers and smaller enterprises; and Mobiuss Portfolio CRE, or Mobiuss, aimed primarily at risk managers and credit administrators at banks and non-bank lending institutions. It is through these products that we provide online access to a proprietary database of commercial real estate information and analytical tools designed to facilitate debt and equity transactions as well as ongoing asset and portfolio evaluations. Depending on the product or level of entitlement, users have access to market trends and forecasts at metropolitan and neighborhood levels throughout the U.S. and/or detailed building-specific information such as rents, vacancy rates, lease terms, property sales, new construction listings and property valuation estimates. Our products are designed to meet the demand for timely and accurate information to support the decision-making of property owners, developers, builders, banks and non-bank lenders, equity investors and service providers. These real estate professionals require access to timely information on both the performance and pricing of assets, including detailed data on market transactions, supply, absorption, rents and sale prices. This information is critical to all aspects of valuing assets and financing their acquisition, development and construction.

Our principal executive offices are located at 530 Fifth Avenue, New York, NY 10036 and our telephone number is (212) 921-1122. We were incorporated in Maryland in 1997. Our internet address is http://www.reis.com. The information found on our website is not incorporated by reference into this prospectus.

RISK FACTORS

You should consider carefully the risks set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015 (which document is incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before deciding to invest in our common stock. See “Incorporation By Reference.” See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” above.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of our common stock offered pursuant to this prospectus will be used for general corporate purposes, which may include working capital, capital expenditures or acquisitions. Our management will retain broad discretion in the allocation of the net proceeds.

We will not receive proceeds of any sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The registration statement of which this prospectus forms a part has been filed in part to permit the selling stockholders to resell to the public shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. We will pay all registration expenses (other than underwriting discounts and commissions and transfer taxes) and the reasonable fees and disbursements of one law firm or other counsel for the selling stockholders in connection with the registration of the selling stockholders’ common stock.

The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of April 24, 2015. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares, if any, that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that each selling stockholder will sell all of his shares of our common stock covered by this prospectus. When we refer to the selling stockholders in this prospectus, we mean the persons listed in the table below, as well as their pledgees, donees, assignees, transferees and successors in interest.

We have based our calculation of beneficial ownership on 11,228,905 shares of common stock outstanding as of April 24, 2015.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days after April 24, 2015. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 24, 2015 are deemed to be outstanding and beneficially owned by the person holding the options or warrants. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Offered	Shares Beneficially Owned After the Offering
Name of Beneficial Owner(1)	Number	Percent		Number	Percent
Jonathan Garfield(2)	937,549	8.3%	837,549	100,000	*
Lloyd Lynford(3)	1,307,283	11.5%	1,182,283	125,000	1.1%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	The address of each person is c/o Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036.
(2)	Consists of 801,456 shares of common stock held directly by Mr. Garfield, 100,000 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of April 24, 2015 and 36,093 shares of common stock held by the Jonathan Garfield Family Trust by virtue that the trustee is Mr. Garfield’s wife, Ms. Celia J. Hartmann. Mr. Garfield serves as the Executive Vice President of Reis and is a member of the Board of Directors.
(3)	Consists of 1,182,283 shares of common stock held directly by Mr. Lynford and 125,000 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of April 24, 2015. Mr. Lynford serves as the President and Chief Executive Officer of Reis and is a member of the Board of Directors.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock is qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Maryland General Corporation Law, or “MGCL.” See “Where You Can Find More Information.”

General

Our charter authorizes us to issue up to 101,000,000 shares of common stock, $0.02 par value per share, of which 11,228,905 were issued and outstanding as of April 24, 2015. Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.

Common Stock

Dividends and Liquidation Rights

Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to receive dividends on their common stock if, as and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any other class or series of our stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Voting Rights

Subject to the voting rights of holders of outstanding shares of any other class or series of our stock, each outstanding share of our common stock entitles the holder to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Preference, Conversion, Redemption, Appraisal and Preemptive Rights

Holders of shares of our common stock have no preemptive, conversion, exchange or redemption rights. There are no sinking fund provisions applicable to the common stock. Holders of our common stock generally have no appraisal rights. Shares of our common stock have equal dividend and liquidation rights. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of our common stock are subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future.

Charter Amendments, Mergers, Sales of Substantially All of Assets, Dissolution and Certain Other Corporate Transactions

Under the MGCL, a Maryland corporation generally may not dissolve, amend its charter, merge, consolidate, convert, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of consolidations, share exchanges and mergers in which our company is the successor, and amendments to the charter (except amendments to the provisions relating to the classification of our board and removal of directors or any amendment reducing supermajority voting requirements) by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Power to Reclassify and Issue Stock

Our board of directors may, without approval of holders of our common stock, classify and reclassify any unissued shares of our stock into other classes or series of stock. Before authorizing the issuance of shares of any new class or series, our board of directors must set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series of stock.

The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although the board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series of stock that could, depending on the terms of that class or series, delay, defer or prevent a transaction or a change of control of us that might involve a premium price for holders of common stock or otherwise be in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws is qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the MGCL. See “Where You Can Find More Information.”

Classification of Board of Directors

Pursuant to our charter, our board of directors is divided into three classes of directors. Directors of each class are chosen for three-year terms and until their successors are duly elected and qualify, and every year one class of our directors is elected by our stockholders. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors.

Election and Removal of Directors

Our charter and bylaws provide that the number of our directors may be established only by our board of directors but may not be more than 15 or fewer than the minimum number permitted by Maryland law, which is one. There will be no cumulative voting in the election of directors, and a director will be elected by a plurality of the votes cast in the election of directors. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law, or the MGCL, regarding the filling of vacancies on our board of directors. Accordingly, except as may be provided by our board of directors in setting the terms of any class or series of shares, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter provides that a director may be removed only for cause by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined in the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Control Share Acquisitions

The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting any acquisition of our stock by any person from the foregoing provisions on control shares. In the event that our bylaws are amended to modify or eliminate this provision, acquisitions of our common stock may constitute a control share acquisition.

Special Meetings of Stockholders

Our chairman of our board of directors, our president, our chief executive officer or our board of directors may call a special meeting of our stockholders. Our bylaws provide, subject to the satisfaction of informational and procedural provisions in the bylaw, that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting.

Advance Notice of Director Nomination and New Business

Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record at the time of provision of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting and/or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

PLAN OF DISTRIBUTION

General

We or any selling stockholders may sell the shares of our common stock covered by this prospectus from time to time using one or more of the following methods:

•	underwriters in a public offering;

•	“at-the-market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by us or any selling stockholders may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

                We or any selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from us or any selling stockholders for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 8% for any offering under this registration statement.

If we or any selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we or any such selling stockholders will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those shares of common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase our common stock will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares of our common stock offered if any of the shares of common stock are purchased.

In effecting sales, brokers or dealers engaged by us or any selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from us or any selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

We or any selling stockholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

We or any selling stockholders may sell shares of our common stock directly to purchasers. In this case, we or any such selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of any such selling stockholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling stockholder.

We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by any stockholder. We cannot assure you that any selling stockholder will sell any or all of the shares of our common stock offered by it pursuant to this prospectus. In addition, we cannot assure you that any selling stockholder will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, any selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

Any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. Any selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

Indemnification

We or any selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us or any such selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters, including the validity of the common stock offered by this prospectus and certain other matters of Maryland law, will be passed upon for us by Venable LLP, Baltimore, Maryland. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of Reis, Inc., appearing in Reis, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Reis, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file with the SEC will automatically update and supersede the previously filed information. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under
Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, (i) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and (ii) prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 5, 2015;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 27, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on April 30, 2015;

•	our Current Report on Form 8-K, which was filed with the SEC on June 5, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on November 29, 2007, including any amendments or reports filed for the purpose of updating the description.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described below under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or at our website at:

Reis, Inc.

Attention: Investor Relations

530 5th Avenue

5th Floor

New York, NY 10036

212.921.1122

investorrelations@reis.com

www.reis.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our common stock. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website as described below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, DC, 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, is available free of charge through our website at http://www.reis.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the common stock being registered hereby. With the exception of the SEC registration fee and Financial Industry Regulatory Authority (“FINRA”) filing fee, all fees and expenses set forth below are estimates.

SEC registration fee		$14,715
FINRA filing fee		*
The NASDAQ Global Market listing fee		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses (including transfer agent fees)		*
Total	$	*

* These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include a provision in its charter eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment as being material to the cause of action. The Company’s charter contains a provision that eliminates our directors’ and officers’ liability to us and our stockholders for money damages to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (the “MGCL”) requires a Maryland corporation, unless its charter provides otherwise, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits the corporation from indemnifying a director or officer who has been adjudged liable in a suit by the corporation or on its behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by the corporation or on its behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL requires the corporation, as a condition to advancing expenses, to obtain a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Company’s charter provides that the Company shall have the power, and the Company’s bylaws require, the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, manager or member of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

The Company’s charter and bylaws also permit it, with the approval of its board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of the company.

The Company maintains a standard policy of officers’ and directors’ liability insurance.

The employment agreements of each of Lloyd Lynford, the Company’s Chief Executive Officer, President and a director, and Jonathan Garfield, the Company’s Executive Vice President and a director, provide that the Company will, to the fullest extent authorized by applicable law, indemnify and hold harmless each of these individuals from and against any and all claims, liabilities, judgments, fines, penalties, costs and expenses reasonably incurred by such individuals in connection with any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such individual was or is a director or officer of the Company, and further provides the right to advancement of expenses incurred in defending any such proceeding prior to its final disposition, provided that such advancement shall only be provided to such individuals upon execution of an undertaking to repay all amounts so advanced if it shall be ultimately determined that such individual is not entitled to indemnification and to such advancement. Additionally, the employment agreements of each Mark P. Cantaluppi, the Company’s Vice President and Chief Financial Officer, and William Sander, Reis Services’ Chief Operating Officer and President, provide that each individual will be indemnified by the Company in the performance of his duties pursuant to the Bylaws and to the fullest extent allowed by applicable law, and will continue to be a named beneficiary under any director and officer insurance policy maintained by the Company after a change in control for persons who were directors or officers prior to a change in control, to the extent that such policies provide coverage for events that occurred before the change in control.

Item 16. Exhibits.

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17. Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of June, 2015.

Reis, Inc.

By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi
Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE

	* Lloyd Lynford	Chief Executive Officer, President and Director (Principal Executive Officer)	June 24, 2015

	/s/ Mark P. Cantaluppi Mark P. Cantaluppi	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2015

	* M. Christian Mitchell	Chairman of the Board and Director	June 24, 2015

	* Thomas J. Clarke Jr.	Director	June 24, 2015

	* Jonathan Garfield	Director	June 24, 2015

	* Byron C. Vielehr	Director	June 24, 2015

*By:	/s/ Mark P. Cantaluppi
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Articles of Amendment and Restatement filed on May 30, 1997 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (File No. 333-32445) filed on July 30, 1997).

3.2	Articles Supplementary (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-12917) filed on December 21, 2006).

3.3	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-12917) filed on June 4, 2007).

3.4	Articles Supplementary (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 1-12917) filed on June 30, 2008).

3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-12917) filed on June 30, 2008).

4.1	The rights of the Company’s equity security holders are defined in Articles V and VI of Exhibit 3.1 above.

4.2	Specimen certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 1-12917) filed on November 29, 2007).

4.3	Registration Rights Agreement dated as of May 30, 2007 among Wellsford, Lloyd Lynford and Jonathan Garfield (incorporated by reference to Exhibit 3 to the Schedule 13D (File No. 005-51221) filed by Jonathan Garfield with respect to the Company on June 8, 2007).

5.1+	Opinion of Venable LLP.

23.1+	Consent of Venable LLP (included in Exhibit 5.1).

23.2**	Consent of Ernst & Young LLP.

24.1+	Power of Attorney (included on signature page).

*	To be filed by amendment or incorporated by reference in connection with any offering of common stock.
**	Filed herewith.
+	Previously filed.